UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

THERMO FISHER SCIENTIFIC INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

168 Third Avenue

Waltham, Massachusetts 02451

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TMO	New York Stock Exchange
Floating Rate Notes due 2020	TMO /20A	New York Stock Exchange
1.500% Notes due 2020	TMO 20A	New York Stock Exchange
2.150% Notes due 2022	TMO 22A	New York Stock Exchange
0.750% Notes due 2024	TMO 24A	New York Stock Exchange
2.000% Notes due 2025	TMO 25	New York Stock Exchange
1.400% Notes due 2026	TMO 26A	New York Stock Exchange
1.450% Notes due 2027	TMO 27	New York Stock Exchange
1.375% Notes due 2028	TMO 28	New York Stock Exchange
1.950% Notes due 2029	TMO 29	New York Stock Exchange
2.875% Notes due 2037	TMO 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2019, Thermo Fisher Scientific Inc. (the “Company”) issued €800,000,000 aggregate principal amount of 0.125% Senior Notes due 2025 (the “2025 Notes”), €800,000,000 aggregate principal amount of 0.500% Senior Notes due 2028 (the “2028 Notes”), €900,000,000 aggregate principal amount of 0.875% Senior Notes due 2031 (the “2031 Notes”), €900,000,000 aggregate principal amount of 1.500% Senior Notes due 2039 (the “2039 Notes”) and €1,000,000,000 aggregate principal amount of 1.875% Senior Notes due 2049 (the “2049 Notes”, and, together with the 2025 Notes, 2028 Notes, 2031 Notes and 2039 Notes, the “Notes”), in a public offering (the “Euro Offering”) pursuant to a registration statement on Form S-3 (File No. 333-229951), and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as previously filed with the Securities and Exchange Commission (the “SEC”).

On October 8, 2019, the Company plans to issue $900,000,000 aggregate principal amount of 2.600% Senior Notes due 2029 (the “USD Offering”).

The Notes are subject to a Paying Agency Agreement (the “Paying Agency Agreement”), dated as of September 30, 2019, between the Company and The Bank of New York Mellon, London Branch, as paying agent. The Notes were issued under an indenture, dated as of November 20, 2009 (the “Base Indenture”), and the Eighteenth Supplemental Indenture, dated as of September 30, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee. The sale of the Notes was made pursuant to the terms of an Underwriting Agreement, dated September 24, 2019 (the “Underwriting Agreement”), among the Company, as issuer, and Merrill Lynch International, Goldman Sachs & Co. LLC, Citigroup Global Markets Limited and J.P. Morgan Securities plc as lead managers of the several underwriters named in Schedule A to the Underwriting Agreement. The Underwriting Agreement was separately filed with the SEC on September 25, 2019 as Exhibit 1.1 to the Company’s Current Report on Form 8-K.

The 2025 Notes will mature on March 1, 2025, the 2028 Notes will mature on March 1, 2028, the 2031 Notes will mature on October 1, 2031, the 2039 Notes will mature on October 1, 2039 and the 2049 Notes will mature on October 1, 2049. Interest on the 2025 Notes and the 2028 Notes will be paid annually in arrears on March 1 of each year, beginning on March 1, 2020, and interest on the 2031 Notes, the 2039 Notes and the 2049 Notes will be paid annually in arrears on October 1 of each year, beginning on October 1, 2020.

Prior to February 1, 2025, in the case of the 2025 Notes (one month prior to their maturity), December 1, 2027, in the case of the 2028 Notes (three months prior to their maturity), July 1, 2031, in the case of the 2031 Notes (three months prior to their maturity), April 1, 2039, in the case of the 2039 Notes (six months prior to their maturity), and April 1, 2049, in the case of the 2049 Notes (six months prior to their maturity) (each such date, a “Par Call Date”), the Company may redeem the Notes of any series, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes being redeemed (not including any portion of the payments of interest accrued but unpaid as of the date of redemption and assuming that such notes to be redeemed matured on their applicable Par Call Date), discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)), using a discount rate equal to the Comparable Bond Rate (as defined in the Indenture) plus 20 basis points, in the case of the 2025 Notes, 20 basis points, in the case of the 2028 Notes, 25 basis points, in the case of the 2031 Notes, 30 basis points, in the case of the 2039 Notes, and 35 basis points, in the case of the 2049 Notes, plus, in each case, accrued and unpaid interest on the Notes being redeemed, if any, to, but excluding, the date of redemption.

In addition, on and after the applicable Par Call Date, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding the date of redemption.

Upon the occurrence of a change of control (as defined in the Indenture) of the Company and a contemporaneous downgrade of the Notes below an investment grade rating by at least two of Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global, Inc., and Fitch Ratings Limited, the Company will, in certain circumstances, be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Notes are general unsecured obligations of the Company. The Notes rank equally in right of payment with existing and any future unsecured and unsubordinated indebtedness of the Company, including any debt securities issued in the USD Offering, and will rank senior in right of payment to any existing and future indebtedness of the Company that is subordinated to the Notes. The Notes are also effectively subordinated to any existing and future secured indebtedness of the Company to the extent of the assets securing such indebtedness, and are structurally subordinated to all existing and any future indebtedness and any other liabilities of its subsidiaries.

The Indenture contains limited affirmative and negative covenants of the Company. The negative covenants restrict the ability of the Company and its subsidiaries to incur debt secured by liens on Principal Properties (as defined in the Indenture) or on shares of stock of the Company’s Principal Subsidiaries (as defined in the Indenture) and engage in sale and lease-back transactions with respect to any Principal Property. The Indenture also limits the ability of the Company to merge or consolidate or sell all or substantially all of its assets.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of the Company under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The Company expects that the net proceeds will be approximately €4.33 billion from the Euro Offering and $890.68 million from the USD Offering, each after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds of the offerings (together with cash on hand) to repay commercial paper issued to fund the redemption on September 27, 2019 of $300 million aggregate principal amount of 4.70% Senior Notes due 2020 and $800 million aggregate principal amount of 3.15% Senior Notes due 2023, and to fund the redemption of approximately $4.5 billion aggregate principal amount of outstanding senior notes issued by the Company or its subsidiaries, including all of the outstanding 6.00% Senior Notes due 2020 and 5.00% Senior Notes due 2021 issued by its subsidiary Life Technologies Corporation, of which notice was provided to holders on September 25, 2019, and all of the October 15 Redeemed Notes (as defined below).

Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel to the Company, has issued an opinion to the Company, dated September 30, 2019, regarding the Notes. A copy of this opinion is filed as Exhibit 5.1 hereto.

The foregoing description of certain of the terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Base Indenture and the Supplemental Indenture, which are filed with this report as Exhibits 4.1 and 4.2 hereto, respectively. Each of the foregoing documents is incorporated herein by reference.

Item 8.01	Other Events.

Redemption of Senior Notes

On September 30, 2019, the Registrant notified the holders of its 1.500% Senior Notes due 2020 (Ticker: TMO 20A) (the “2020 Notes”), 4.500% Senior Notes due 2021 (the “March 2021 Notes”), 3.600% Senior Notes due 2021 (the “August 2021 Notes”), and 3.300% Senior Notes due 2022 (the “2022 Notes” and, together with the 2020 Notes, the March 2021 Notes and the August 2021 Notes, the “October 15 Redeemed Notes”) that it will redeem all of its €425,000,000 aggregate principal amount of the 2020 Notes, $1,000,000,000 aggregate principal amount of the March 2021 Notes, $1,100,000,000 aggregate principal amount of the August 2021 Notes, and $800,000,000 aggregate principal amount of the 2022 Notes, in each case, on October 15, 2019 (the “Redemption Date”).

The 2020 Notes will be redeemed at a redemption price with respect to each 2020 Note equal to the greater of (i) 100% of the principal amount of the 2020 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of the 2020 Notes to be redeemed, discounted to the Redemption Date on an annual basis at a comparable bond rate plus 25 basis points, plus accrued and unpaid interest on the 2020 Notes to be redeemed, if any, to, but excluding, the Redemption Date. The March 2021 Notes will be redeemed at a redemption price with respect to each March 2021 Note equal to the greater of (i) 100% of the principal amount of the March 2021 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of the March 2021 Notes to be redeemed, discounted to the Redemption Date on a semi-annual basis at a comparable treasury rate plus 15 basis points, plus accrued and unpaid interest on the March 2021 Notes to be redeemed, if any, to, but excluding, the Redemption Date. The August 2021 Notes will be redeemed at a redemption price with respect to each August 2021 Note equal to the greater of (i) 100% of the principal amount of the August 2021 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of the August 2021 Notes to be redeemed, discounted to the Redemption Date on a semi-annual basis at a comparable treasury rate plus 20 basis points, plus accrued and unpaid interest on the August 2021 Notes to be redeemed, if any, to, but excluding, the Redemption Date. The 2022 Notes will be redeemed at a redemption price with respect to each 2022 Note equal to the greater of (i) 100% of the principal amount of the 2022 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of the 2022 Notes to be redeemed, discounted to the Redemption Date on a semi-annual basis at a comparable treasury rate plus 20 basis points, plus accrued and unpaid interest on the 2022 Notes to be redeemed, if any, to, but excluding, the Redemption Date.

The paying agent for the 2020 Notes is The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL. The paying agent for the March 2021 Notes, August 2021 Notes and 2022 Notes is The Bank of New York Mellon Trust Company, N.A., 111 Sanders Creek Parkway, East Syracuse, NY 13057.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1

Indenture, dated as of November 20, 2009, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed November 20, 2009 [File No. 1-8002] and incorporated in this document by reference).

4.2	Eighteenth Supplemental Indenture, dated as of September 30, 2019, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

THERMO FISHER SCIENTIFIC INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: September 30, 2019	By:	/s/ Michael A. Boxer
Michael A. Boxer
Senior Vice President and General Counsel